Exhibit 23.3
DEGOLYER AND MACNAUGHTON
500l spring valley road
suite 800 east
dallas, texas 75244
July 9, 2009
SandRidge Energy, Inc.
1600 NW Expressway, Suite 1601
Oklahoma City, OK 73118
Ladies and Gentlemen:
     We consent to the incorporation by reference in the Registration Statement on Form S-8 (including any amendments thereto) to be filed by SandRidge Energy, Inc. with the United States Securities and Exchange Commission on or about July 9, 2009 of the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton., and to the inclusion of references to “Appraisal Report as of December 31, 2006 on Certain Properties owned by PetroSource,” “Appraisal Report as of December 31, 2007 on. Certain Properties owned by PetroSource,” and “Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC” in the SandRidge Energy, Inc. Form 10-K Registration Statement filed on February 26, 2009, and amended on April 23, 2009.

Very truly yours,

DeGOLYER and MacNAUGHTON